EX. 99.6 - NOMINEE HOLDER CERTIFICATE FORM

FORM OF NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker or other nominee of rights to purchase shares of common stock, par value $0.001 per share, of Advanced Biotherapy, Inc. (the "Company") pursuant to the rights offering described in the Company's prospectus dated   , 2007, certifies to the Company and to American Stock Transfer & Trust Company, as subscription agent for the rights offering, that the undersigned has:

(1) elected to purchase the number of shares specified below on behalf of beneficial owners;

(2) listed separately below for each beneficial owner (without identifying the beneficial owner) the number of shares each beneficial owner has elected to purchase; and

Number of Shares Owned on the Record Date	Basic Subscription Rights Number of Shares Elected to Purchase	Over-Subscription Privileges Number of Shares Elected to Purchase
1.
2.
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8.
9.

Provide the following information if applicable:
Depository Trust Company ("DTC")
Participant Name______________________________________________________________________________________________________
DTC Participant Number_________________________________________________________________________________________________
DTC basic subscription confirmation number(s)________________________________________________________________________________
By:__________________________________________________________________________________________________________________
Name:________________________________________________________________________________________________________________
Title:_________________________________________________________________________________________________________________